UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  November 30, 2004
                                                       (November 23, 2004)


                          Newcastle Investment Corp.
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              (Exact Name of Registrant as Specified in Charter)


   Maryland                     001-31458                      81-0559116
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(State or other          (Commission File Number)         (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)


    1251 Avenue of the Americas, 16th Floor, New York, NY        10020
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           (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (212) 798-6100


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.


         On November 23, 2004, Newcastle Investment Corp. closed on a repurchase agreement related to its indirect investment in Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or Government National Mortgage Association securities. Under the terms of the agreement, the lender has agreed to provide financing up to $300.0 million, which amount may be drawn over a period of 364 days. Any drawn amounts will have a maturity of one month, which maturity may be extended for successive one-month periods. The initial amount financed was approximately $170.5 million and is subject to adjustment based on the agreed upon market value of the certificates. Interest accrues and is payable monthly at a floating rate equal to one-month LIBOR plus 0.125%.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Newcastle Investment Corp.
                                            --------------------------
                                            (Registrant)


Date:  November 30, 2004                    By: /s/ Randal A. Nardone
                                                -----------------------------
                                                Name:  Randal A. Nardone
                                                Title: Secretary